UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 12, 2005

INTER-TEL, INCORPORATED
(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	0-10211 (Commission File Number)	86-0220994 (IRS Employer Identification No.)
1615 S. 52nd Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)
(480) 449-8900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 12, 2005, a jury rendered a verdict against Inter-Tel Incorporated (“Inter-Tel”) in the net amount of approximately $7.4 million in that certain case styled Inter-Tel Incorporated v. Executone of Florida, Inc., et al. held before the Circuit Court of the 9th Judicial District in and for Orange County, Florida. On August 12, 2005, Inter-Tel issued a press release related to this matter, which is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 12, 2005, entitled “Jury Renders Verdict in Lawsuit.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED
By:	/s/ Kurt R. Kneip
Kurt R. Kneip
Chief Financial Officer

Date: August 12, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 12, 2005, entitled “Jury Renders Verdict in Lawsuit.”

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